Exhibit 10.7

FORM OF ADVISORY AND INCENTIVE SHARE AGREEMENT

This Agreement is made as of                     , between China Rapid Finance Limited, a Cayman Islands company (the “Company”), and             (“Advisor”).

WHEREAS, the Company is operating pursuant to the terms and conditions of a certain Amended and Restated Memorandum and Articles of Association dated as of November 18, 2015, as the same may be further amended from time to time (the “Articles”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth the Company and Advisor agree as follows:

1. Services. The Company agrees to engage Advisor to provide to the Company and Advisor agrees to provide to the Company, under the terms and conditions of this Agreement, consulting services for the Company’s finance department in accordance with the scope of services attached to this Agreement as Annex 1 (collectively, the “Services”). During the Term of this Agreement, Advisor will devote minimum amounts of time to performing the Services as follows: (1) a minimum of six (6) hours with the Company’s management each quarter, either by phone or in person and at a time and/or location that is mutually convenient to Advisor and the Company’s management; (2) a minimum of one (1) and not more than two (2) days per year in person for strategic off-site meetings with the Company’s senior management; (3) travel to the People’s Republic of China (the “PRC”) for no less than two (2) business days once per calendar year for meetings with the Company’s management, which trip shall be scheduled at a time mutually convenient to Advisor, and (4) be generally available at reasonable times for phone conversations as required by the Chief Executive Officer of the Company.

2. Other Obligations. Advisor hereby agrees as a condition to Advisor’s entitlement to his rights under this Agreement, (i) to execute and deliver to the Company an Obligations Agreement in the form attached hereto as Annex 2 (“Obligations Agreement”) and (ii) upon and as a condition of his first receipt of Incentive Shares pursuant to Section 3 hereof, to execute and deliver to the Company the Amended and Restated Investor Rights Agreement, as currently in effect, among the Company and various members of the Company, as a “Common Holder” (as the same may be further amended from time to time, the “Investor Rights Agreement”).

3. Compensation.

(a) As the consideration for Advisor performing the Services contemplated hereunder for the Initial Term (as defined below), the Company hereby issues to Advisor Incentive Shares (as defined in the Articles) of Common Share Equivalents (as defined in the Articles) in the Company (referred to herein as the “Initial Shares”).

(b) As consideration for Advisor performing the Services contemplated hereunder for any Additional Term (as defined below), Advisor will be entitled to receive additional Incentive Shares or cash or a combination of the two, as will be determined in the sole discretion of the Board of Directors of the Company prior to the commencement of each Additional Term. Any additional Incentive Shares granted to Advisor pursuant to the preceding sentence shall be referred to as “Additional Shares,” and together with the Initial Shares, the “Shares”. Any cash consideration payable to Advisor pursuant to this Section 3(b) shall be payable quarterly in arrears.

(c) Subject to the provisions of this Agreement and the Articles, Advisor will be the owner of the Initial Shares and any Additional Shares with all the rights, powers, and duties attributed to owners of “Incentive Shares” under the Articles. All of the Initial Shares are, and any Additional Shares will be “unvested” Shares for purposes of the Articles. All Initial Shares and any Additional Shares shall become “vested” Shares for purposes of the Articles when such Shares are released from the “Forfeiture Option” as described below.

The Incentive Shares are, and any Additional Shares will be, subject to a “Forfeiture Option” during the three (3) year period following the grant date of such Shares as set forth below:

(i) All Shares are subject to the Forfeiture Option as of the date of grant of such Shares.

(ii) Unless a Terminating Event occurs first, Shares granted hereunder will be released from the Forfeiture Option and become “vested” Shares in             quarterly installments beginning on the first quarter after the grant date of such Shares and each successive quarter until all Shares are released from the Forfeiture Option. By way of example, with respect to the Initial Shares, all             Incentive Shares are subject to the Forfeiture Option as of the date hereof. Unless a Terminating Event occurs first,             Incentive Shares will be released from the Forfeiture Option and will become “vested” Shares on the last day of each of the             successive three-month periods, with the first three-month period commencing on the grant date of such Shares, and the remaining             Incentive Shares will be released from the Forfeiture Option and will become “vested” Shares on the third anniversary date of the grant date of such Shares.

(d) (i) In the event that this Agreement is terminated by the Company for Cause (as defined below) or this Agreement is not renewed by the Company for reasons which constitute Cause, Advisor terminates this Agreement for any reason during the Initial Term or in the event that this Agreement is terminated by reason of the death or Disability (as defined below) of Advisor (a “Termination Event”), then Advisor shall forfeit all of his Shares which are subject to the Forfeiture Option and which are “unvested” Shares at the time of the Termination Event and Advisor shall automatically cease being a Member of the Company with respect to the “unvested” Shares which are subject to the Forfeiture Option at the time of the Termination Event and shall cease having any interest whatsoever in the Company with respect to such Shares.

(ii) In the event that Advisor breaches any provisions of the Obligations Agreement, as determined in good faith by the Board of Directors of the Company, then Advisor shall forfeit all of his Shares, whether “vested” or “unvested,” and Advisor shall automatically cease being a Member of the Company for all purposes and shall cease having any interest whatsoever in the Company with respect to all of the Shares.

(e) All Shares issued to Advisor pursuant to this Agreement will be subject to a “reserve amount,” per share which will be calculated based on the Board of Directors’ good faith determination of the fair market value of one Common Share of the Company at the time Advisor’s Shares are issued to Advisor. As set forth in the Articles, consistent with the characterization of Advisor’s Shares as “Incentive Shares,” if the Company is sold, is involved in a merger, or is liquidated, Advisor will share in distributions of cash or other assets of the Company with other members of the Company only after the amount the Advisor would have received in distributions on a number of Common Shares equal to the number of Advisor’s Shares, in the absence of a reserve amount applicable to Advisor’s Shares, is equal to such reserve amount.

(f) All Shares will be subject to the Articles and the terms set forth herein.

(g) As used herein, “Cause” shall mean (i) Advisor’s indictment or conviction for, or confession to, a felony or any crime involving moral turpitude under the laws of the United States or any State thereof, or under the laws of the PRC or Hong Kong; (ii) Advisor’s engagement in conduct constituting larceny, theft, embezzlement, conversion or any other act involving the misappropriation of Company funds; (iii) the willful refusal or failure to perform Advisor’s duties and responsibilities hereunder if such refusal or failure is not cured by Advisor within thirty (30) days of written notice by the Company; (iv) Advisor’s committing any act of gross negligence or intentional misconduct in the performance or non-performance of his duties as an advisor of the Company; (v) habitual drug or alcohol abuse which impairs Advisor’s ability to perform his duties hereunder, (vi) any material breach by Advisor of any provision of this Agreement if such material breach is not cured by Advisor within thirty (30) days of written notice by the Company or (vii) any breach by Advisor of the Obligations Agreement. The determination as to whether there is a willful refusal or failure of Adviser to perform his duties and responsibilities hereunder and as to whether there is any material breach by Advisor hereunder or under the Obligations Agreement shall be made by the Board of Directors of the Company, in good faith.

4. Expenses. The Company shall reimburse Advisor for reasonable and necessary out-of-pocket travel expenses incurred by Advisor in the performance of the Services, provided such out-of-pocket expenses are approved in advance by an officer of the Company, and are supported by reasonable documentation.

5. Independent Contractor. Advisor is not, nor shall Advisor be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Advisor shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Advisor’s status and relationship with the Company shall be that of an independent contractor and consultant. Advisor shall not state or imply, directly or indirectly, that Advisor is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Advisor will be solely responsible for payment of all charges and taxes arising from his relationship to the Company as an Advisor.

6. Cancellation of Services. Except as set forth in Section 7 below, either party may at any time terminate the performance of all or any portion of the Services to be provided hereunder upon thirty (30) days prior written notice to the other stating its intention to terminate and specifying the portion of the Services to be terminated and the date upon which such termination shall be effective.

7. Term of Agreement. The term of this Agreement and Advisor’s Services hereunder shall commence as of the date of this Agreement and unless terminated earlier as a result of the death of Advisor or Advisor becomes Disabled (as defined below) or unless terminated earlier for Cause, each of which shall result in automatic termination, or pursuant to Section 6 of this Agreement, it shall continue in effect for a period of one (1) year (the “Initial Term”). A termination of this Agreement by reason of death or Disability shall not be deemed to be a termination by the Company (for or without Cause). The term of this Agreement shall be extended beyond the Initial Term for one or more additional one (1) year periods (individually, an “Additional Term”)(the Initial Term and any Additional Term, the “Term”), unless either party desires not to extend the term of this Agreement for an Additional Term, in which case such party shall give the other party at least thirty (30) days’ prior written notice of the intention not to extend the Agreement for an Additional Term. Except as otherwise explicitly provided herein, the provisions of Sections 2 and 9 through 11 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

As used herein, “Disabled” or “Disability” shall mean that Advisor has been unable to substantially perform the duties reasonably requested of him by the Company due to physical or mental incapacity, as determined by the Board of Directors of the Company in good faith.

In the event that this Agreement is terminated as a result of Advisor’s death or Disability, Advisor or Advisor’s estate or representative, as applicable, will receive any accrued cash compensation as of the date of Advisor’s death or Disability.

8. Assignment and Transfer. Advisor’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company’s assets, any corporate successor to the Company or any assignee thereof.

9. No Inconsistent Obligations. Advisor is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking an advisory relationship with the Company. Advisor will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others.

10. Miscellaneous.

10.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

10.2. Entire Agreement. This Agreement, the Obligations Agreement, the Articles and the Investor Rights Agreement constitute the entire understanding between the Company and Advisor relating to the subject matter hereof and supersedes and cancels all prior and contemporaneous written and oral agreements and understandings with respect to the subject matter of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

10.3. Amendment. This Agreement may be amended only by a writing signed by Advisor and by a duly authorized representative of the Company.

10.4. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

10.5. Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Advisor.

10.6. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

10.7. Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Advisor) or other person duly authorized by the Company.

10.8. Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Advisor, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damage shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach of any of such provisions by Advisor, in addition to any other relief (including damage) available to the Company under this Agreement or under law.

10.9. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by express courier, with postage prepaid, or hand delivered to Advisor’s residence (as noted in the Company’s records), or to the Company’s principal office, as they may be.

10.10. Assistance in Litigation. Advisor shall, during and after termination of the consultancy, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party.

10.11. Arbitration. Each of the parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in the Hong Kong S.A.R. under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Arbitration Rules”) in force when the Notice of Arbitration is submitted in accordance with the Arbitration Rules. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The award of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s award in any court having competent jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Advisory and Incentive Share Agreement as of the date first written above.

CHINA RAPID FINANCE LIMITED

By:
Name:
Title:

Annex 1

Scope of Services

Annex 2

CHINA RAPID FINANCE LIMITED

OBLIGATIONS AGREEMENT

This Obligations Agreement (“Agreement”) is between the undersigned advisor (“I” or “me”) and China Rapid Finance Limited, a Cayman Islands company (the “Company”)(for purposes of this Agreement, “Company” also shall be deemed to include all direct and indirect subsidiaries and affiliated companies of China Rapid Finance Limited, unless the context requires otherwise), as of the date set forth on the signature page to this Agreement. Capitalized terms used in this Agreement and not defined herein shall have the meaning set forth on Appendix A.

In consideration of my advisory relationship with the Company and the compensation paid to me by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

1. Confidential Information.

(a) I acknowledge that, except to the extent otherwise provided below in this Section 1(a) or in Section 2(b) hereof, all Confidential Information disclosed to or acquired by me is a valuable, special, and unique asset of the Company and I will hold such Confidential Information in trust for the Company’s sole benefit. Except as otherwise provided below in this Section 1, I shall not, at any time (including, without limitation, after the Term), use for myself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Company. Notwithstanding anything in this Section 1(a) to the contrary, it is understood that, except to the extent otherwise expressly prohibited by the Company, (A) I may disclose or use Confidential Information in performing my duties and responsibilities to the Company but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of my association with the Company as an advisor, consultant or agent, and (B) I may disclose any Confidential Information pursuant to a request or order of any court or governmental agency, provided, however, that I promptly notify the Company of any such request or order and provide reasonable cooperation (at the Company’s expense) in the efforts, if any, of the Company to contest or limit the scope of such request or order.

(c) My obligations under Section 1(a) hereof as to Confidential Information shall not apply to any Confidential Information which (i) is or becomes publicly known (as demonstrated by written evidence provided by me) under circumstances involving no breach by me of this Agreement or (ii) was or is approved in writing for release by the Board of Directors of the Company.

2. Absence of Conflicting Agreements; No Improper Disclosure or Use of Materials. I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information that I may have acquired from others, and I agree that I shall not disclose or use such information in connection with engagement by the Company in violation of my obligations to others. I represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company during the course of my engagement by the Company.

3. Inventions; Assignment.

(a) I hereby acknowledge and agree that those Assigned Inventions and Proprietary Rights that are original works of authorship protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (the “Work Product”).

(b) If any component of the Assigned Inventions or Proprietary Rights either does not qualify as a “work made for hire” under U.S. copyright law, or is subject to protection under patent, trademark, trade secret or other intellectual property law, I hereby irrevocably and exclusively assign to the Company all of my right, title and interest in and to any and all such Assigned Inventions and Proprietary Rights. I agree to give the Chief Executive Officer of the Company prompt written notice of any Assigned Invention or Proprietary Right and agree to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as the Company may request to evidence, confirm or perfect the assignment of all of my right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever that I may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(c) At the request of the Company, I will assist the Company in every proper way (including, without limitation, by executing patent applications) to obtain and enforce in any country in the world Proprietary Rights relating to any or all Assigned Inventions. My obligation under this Section 3(c) shall continue after the Term.

(d) By this Agreement, I hereby irrevocably constitute and appoint the Company as my attorney-in-fact for the purpose of executing, in my name and on my behalf, (i) such instruments or other documents as may be necessary to evidence, confirm or perfect any assignment pursuant to the provisions of this Section 3 or (ii) such applications, certificates, instruments or documents as may be necessary to obtain or enforce any Proprietary Rights in any country of the world. This power of attorney is coupled with an interest on the part of the Company and is irrevocable.

(e) My obligation to assign Assigned Inventions and Proprietary Rights shall not apply to any invention about which I can prove that: (i) the invention was developed entirely on my own time and effort; (ii) no equipment, supplies, facilities, resources, trade secrets or Confidential Information of the Company were used in the development of the invention and (iii) the invention does not result from any work otherwise performed by me for the Company.

(f) I represent that the Inventions identified in the Appendix B, if any, attached hereto comprise all of the Inventions that I have made or conceived prior to my consulting relationship with the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Inventions itself. IF THERE ARE ANY SUCH INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS            .

4. Return of Documents and Property. Upon the termination of my association with the Company as an advisor, consultant or agent or, if earlier, upon the request of the Company, I will promptly deliver to the Company, all documents, all other tangible media (including all originals, copies, reproductions, digests, abstracts, summaries, analyses, notes, notebooks, drawings, manuals, memoranda, records, reports, plans, specifications, devices, formulas, storage media, including software, and computer printouts) and all other property in my actual or constructive possession or control that contain, reflect, disclose or relate to any Confidential Information, Assigned Inventions or Proprietary Rights or that is owned or leased by the Company. I will destroy any related computer entries on equipment or media not owned by the Company.

5. Covenant Not to Compete. I agree that the services to be rendered by me to the Company are special and unique. I agree that, during the period commencing on the date of this Agreement and ending eighteen (18) months after the Term, I shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, manager, joint venturer, stockholder, representative, sole proprietor, independent contractor or in any other capacity, directly or indirectly engage in or participate in, on my own behalf or the behalf of any business, organization or entity, any activity which is in competition with the then existing, planned or proposed business of the Company, including without limitation, engaging in the credit card issuance business in the People’s Republic of China, which, for the purposes of this Agreement, includes both Taiwan and Hong Kong (collectively, the “PRC”) and any products or services then being or proposed to be developed, produced, manufactured, provided or marketed by the Company. The foregoing shall not prohibit me from owning less than one percent (1%) or less of the outstanding equity securities of any corporation whose equity securities are regularly traded on any national stock exchange or recognized “over-the-counter” market, nor shall it prohibit me from owning any interest, whether as a creditor or stockholder, in the Company.

6. Non-solicitation. During the period commencing on the date of this Agreement and ending two (2) years after the Term, I shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, manager, joint venturer, stockholder, sole representative, sole proprietor or independent contractor, or in any other capacity directly or indirectly (a) solicit, divert or take away any of the customers or business of the Company existing at the time of the termination of my engagement with the Company (except to the extent my solicitation, diversion or taking away is with respect to a product or service that is not in competition with the products or services being developed, produced, manufactured, provided or marketed by, or then included in the business plan for implementation by, the Company at the date of the termination of my engagement), (b) disparage the Company or its products, services, management or business partners, or (c) solicit or discuss with any employee or consultant of the Company, or with anyone who was an employee or consultant of the Company within the six (6) month period prior thereto, the employment or other retention of such person by any other company, business organization or other entity.

7. Unique Nature of Agreement; Specific Enforcement. I agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of my violation of any of the covenants set forth in this Agreement. I agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to the Company, each of the covenants made by me under this Agreement (including, without limitation, the covenants made by me pursuant to Sections 1, 2, 4, 5, 6 and 7 hereof) shall be enforceable by injunction, specific performance or other equitable relief, without any requirement that the Company have to post a bond or that the Company have to prove any damages. I hereby agree, in connection with any action or proceeding to enforce any provisions of this Agreement, to waive any claim or defense that the Company has an adequate remedy at law. I recognize and agree that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

8. Independent Counsel. I acknowledge that this Agreement has been prepared on behalf of the Company by counsel to the Company and that such counsel does not represent me and is not acting on my behalf. I have been provided with an opportunity to consult with my own counsel with respect to this Agreement

9. Miscellaneous.

9.1. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given on the date sent, if sent by email with confirmed receipt, or the date of delivery if sent by express courier or delivered by hand, to the address set forth on the signature page or such other address as any party may give the other notice of pursuant to this Section.

9.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof. Each of the parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in the Hong Kong S.A.R. under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Arbitration Rules”) in force when the Notice of Arbitration is submitted in accordance with the Arbitration Rules. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The award of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s award in any court having competent jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses.

9.3. Waivers; Amendments. No waiver of any right hereunder by the Company or me shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by the Company or me of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by both the Company and me.

9.4. Severability; Reformation of Unenforceable Provisions. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6. Prior Understandings. This Agreement and that certain Advisor and Incentive Share Agreement dated as of the date hereof between me and the Company represents the complete agreement of the Company and me with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous agreements and understandings.

9.7. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

9.8. Survival. My obligations under this Agreement shall survive the termination of my relationship with the Company.

9.9. Assignment. This Agreement shall be binding upon and inure to the benefit of me, the Company and our respective heirs, successors and permitted assigns. This Agreement may be assigned by the Company to any affiliate of the Company and to any successor or assign of all or a substantial portion of the Company’s business. I may not assign or transfer any or all of my rights or obligations under this Agreement.

9.10. Third Party Beneficiaries. The provisions of this Agreement shall be for the exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and no third party is an intended beneficiary of, or shall be entitled to rely on, the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, I have executed and delivered this Obligations Agreement as of .

Address:

Email:

ACCEPTED AND AGREED TO:

CHINA RAPID FINANCE LIMITED

By:
Name:
Title:

Appendix A

“Assigned Inventions” shall mean (i) any and all Inventions that arise out of or are based upon any Confidential Information and (ii) except to the extent otherwise provided in Section 4(e), any and all Inventions that are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by me, either alone or together with others, during the Term, including without limitation any portion of the Term occurring prior to the date of this Agreement. For purposes of this Agreement, the term “Proprietary Rights” shall mean (x) any and all rights under or in connection with any patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade name applications, mask works, trade secrets and other intellectual property rights with respect to Assigned Inventions and (y) the goodwill associated with any and all of the rights referred to in the foregoing clause (x).

“Confidential Information” shall mean all trade secrets, proprietary information, and other data and information, in any form, belonging to the Company or any of its clients, customers, consultants, licensees, licensors, dealers or affiliates, that is held in confidence by the Company, including, without limitation, computer software, contracts, business plans and arrangements, customer, dealer and vendor lists, marketing materials, financial information, compensation levels, research, Assigned Inventions and Proprietary Rights (each as defined in this Appendix A), information regarding any aspect of the Company’s intellectual property position, information regarding any existing or proposed acquisition, strategic alliance or joint venture, information regarding prices or costs of the Company’s products or services, and any other information identified or treated as confidential by the Company or any of its clients, customers, vendors, dealers, consultants, licensees or affiliates.

“Inventions” shall mean all inventions, improvements, developments, concepts, ideas, expressions, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how and show-how (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar laws.

Appendix B

TITLE/PURPOSE OF INVENTIONS

The following is a complete list of all Inventions and the purpose of those Inventions:

No Inventions

See Below

Inventions and purpose: